EXHIBIT 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 12, 2003, with respect to the financial statements of Ispat Hamburg Group of Companies included in Amendment No. 3 to the Registration Statement (Form F-4 No. 333-121220) and related Prospectus of Mittal Steel Company N.V. (formerly Ispat International N.V.) for the registration of shares of its common stock.

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprüfungsgesellschaft

/s/ M. Tabel M. Tabel	/s/ E.-W. Schlüschen E.-W. Schlüschen
Wirtschaftsprüfer	Wirtschaftsprüfer

Hamburg, Germany
March 10, 2005